Exhibit 10.1

“Haizhong” CWSF Boiler Sales Agency Agreement
Exclusivity Supplemental Agreement

Party A:                      Qingdao Haizhong Enterprises Co. Ltd.

Party B:                      Shaanxi Suo'ang New Energy Enterprise Co., Ltd.

In order to ensure closer cooperation between the two parties, Party A and Party B, after consultation for consensus, have reached the following agreement and entered into this supplemental agreement regarding the exclusive representative agent right for CWSF in Shaanxi region.

1.           Party B is the sole representative agent in Shaanxi region for "Haizhong" brand CWSF boiler.

2.           During the term of cooperation, Party A shall not transfer for any reason the representative agent right for "Haizhong" brand CWSF boiler to any other party or enter into representative agent agreement with any other company; nor shall Party B represent or promote other CWSF boiler products similar to those of Party A.

3.           Other  matters must be implemented pursuant to the original contract.  This agreement has the equal legal effect as the original contract.

4.           This agreement is in duplicates, with one to each party, and both have the same legal power.

Party A:	Qingdao Haizhong Enterprises Co. Ltd.

Legal Representative:	JIANG Guili (Signature)

Date of Execution:	June 11, 2010

Party B:	Shaanxi Suo'ang New Energy Enterprise Co., Ltd.

Legal Representative:	REN Baoren (Signature)

Date of Execution:	June 11, 2010